Carter Securities, LLC
767 Third Ave, 27th floor
New York, NY 10017

August 16, 2007

Advaxis, Inc.
675 US Highway One
Suite B 113
North Brunswick, NJ 08902
Attention: Tom Moore, President & Chief Executive Officer

Dear Mr. Moore:

In response to our recent discussions, the following sets forth the Agreement ("Agreement") between Carter Securities LLC ("CARTER") and Advaxis (together with its affiliates and subsidiaries, hereby referred to as the "Company"), as follows:

1. Services to be Rendered. During the Term, the Company hereby retains CARTER to serve as its exclusive placement agent for a reasonable-efforts private placement (the "Placement") of units (the "Units"), to be comprised of (i) equity securities, equity-linked securities or debt instruments of the Company and (ii) warrants to purchase Common Stock of the Company, expected to provide proceeds of up to Seven Million ($7,000,000) Dollars. CARTER agrees that it will use its reasonable efforts to find purchasers of the Units (the "Investors"), and any such Investors shall qualify themselves as "accredited investors" as defined in Rule 501(a) under the Securities Act of 1933 (the "Act"), but CARTER disclaims any agreement, expressed or implied, in this Agreement or otherwise, that it will be successful in placing the Units. Notwithstanding anything in this Agreement to the contrary, the Company shall have the sole and absolute discretion to accept or not accept, in whole or in part, the terms of any subscription for Units. CARTER's obligations to commence the Private Placement shall be subject to its due diligence investigation of the Company and execution of a Placement Agency Agreement on customary terms and incorporating the principal terms hereof. The parties agree to negotiate the Placement Agency Agreement in good faith. The Placement Agency Agreement will provide that the Company will, at the closing of the Private Placement, furnish CARTER with a favorable opinion of its outside counsel, which include customary items contained in legal opinions rendered in connection with private placement transactions, including, among other things; opinions on matters relating to organization and good standing, capitalization, corporate power and authority, non-contravention, exemption of the Private Placement and 10b-5 statements. In addition, at the closing of the Private Placement, the Company will provide CARTER with the certificates of the officers of the Company and other documents as CARTER or its counsel may deem appropriate, in form and substance satisfactory to CARTER and its counsel.

2. Information. In connection with CARTER's engagement, the Company will furnish, or cause to be furnished, to CARTER all data, material and other information requested by CARTER for the purposes of performing the services contemplated hereunder, subject to a non-disclosure agreement signed by CARTER and the Company if so requested. The Company represents and warrants to CARTER that any such information, any reports required by it to be filed by it with any state or federal authority (collectively "Reports") and any other information supplied to CARTER or Investors by or on behalf of the Company in connection with the Placement will not contain any materially untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading. The Company agrees to use its reasonable efforts to cooperate with CARTER in connection with the provision of services by CARTER hereunder, including attendance or participation via phone by appropriate officers or principals of the Company (with reasonable notice and availability) for meetings coordinated by CARTER.

3. Offering Materials. The Company (or the lead Investor, if it so elects) shall prepare disclosure documents to be provided to potential purchasers of the Units as offering materials (the "Offering Materials"). The

Company represents and warrants to the best of its knowledge that the Offering Materials will not, as of the Closing Date of the Placement, contain any untrue statement of material fact or omit to state any material fact required to be stated therein, or necessary to make the statements contained therein, not misleading. CARTER recognizes and acknowledges that it is not authorized to make any representations and statements to any potential purchaser other than and to the extent that such representations and statements are contained in the Offering Materials.

4. Term and Termination. The engagement of CARTER shall begin as of the date hereof and continue until the earlier of (i) the date on which the Company has accepted subscriptions for all Units or (ii) 120 days from the date hereof (the "Term), unless the Term is extended by mutual agreement of CARTER and the Company. During the Term, either party hereto may terminate the Agreement by giving 10 days prior written notice to the other party. In the event of termination by the Company for reasons other than a material breach by CARTER of its obligations hereunder or termination by CARTER for reasons relating to a material breach by the Company of its obligations under this Agreement (including misrepresentations by the Company with respect to the business operations, assets, condition, results of operations or prospects of the Company), (i) CARTER shall be entitled to retain or receive compensation for services it has rendered, including payment for expenses it has incurred up to the date of such termination, (ii) the Company shall be responsible for fees that may become due under the "tail" provisions set forth in Section 5. Any fees due or claimed by any other placement agents will be paid by the Company. Sections 4, 5, 7, 8, 9, 10, 11, 12, 13, 14, 15 and 16 of this Agreement shall survive termination and remain operative and in full force and effect.

Eight (8%) FAM 8/23/07

5. Placement Agent Fees. In consideration for serving as the Placement Agent for the Placement, the Company agrees to (i) ~~pay CARTER on the date hereof a non-refundable retainer equal to $ Five Thousand ($5,000) Dollars,~~ FAM 8/23/07 (ii) pay CARTER on the Closing Date of the Placement, and on the date of any subsequent closing of such Placement, a cash placement fee ("Placement Agent Cash Fee) of ~~[illegible]~~) percent of the gross proceeds of the sale of the Units subscribed for by Investors in the Placement, and (iii) issue to CARTER (or its designees) warrants (the "Placement Agent Warrants") to purchase shares of Common Stock of the Company equal to Ten (10%) percent of the total gross shares sold to Investors(on a fully converted basis if needed to calculate) in the Placement. CARTER may engage the services of additional broker dealers, each of which shall be a member in good standing of the NASD, pursuant to selected dealer agreements. For Investments introduced by additional broker dealers, CARTER agrees to allocate a portion of the Placement Agent Cash Fee and Placement Agent Warrants to such broker-dealers on terms negotiated and reflected in the applicable selected dealer agreements. The Placement Agent Warrants shall have a term of five (5) years from the Closing Date of the Placement, an exercise price equal to the price per share of the equity securities in the Units purchased by Investors in the Placement and provide the holder thereof with, among other things, a cashless exercise right and broad based anti-dilution protections. The Company will also reimburse CARTER, upon request, for documented expenses ("Out-of-Pocket Expenses") reasonably and directly incurred in performing the services of Placement Agent for the Placement, including reasonable fees and disbursements of CARTER's counsel. This Out-of-Pocket Expenses estimate explicitly assumes that the Company will retain legal counsel to draft the Offering Materials for the Placement and Out-of-Pocket Expenses not to exceed $25,000 are payable irrespective of whether or not the Placement is consummated. If any potential Investor solicited by CARTER and first introduced to the Company by CARTER during the Term makes an investment in the Company within twelve (12) months of (i) termination or expiration of the Term or (ii) consummation of the Placement, CARTER shall be entitled to fees and warrants as outlined in paragraph 5 herein. Lastly, the Company shall be responsible for any costs and expenses associated with filings, applications or registrations with any governmental or regulatory body, including, without limitation, those associated with any sales pursuant to Regulation D under the Act, "blue sky" laws, and the laws of the foreign countries in which the securities will be offered or sold that are required to be made by the Company.

6. Obligations Limited. CARTER shall be under no obligation hereunder to make an independent appraisal of assets or investigation or inquiry as to any information regarding, or any representations of, Company

and shall have no liability hereunder in regard thereto.

7. Indemnification. The Company agrees to indemnify CARTER and its selected dealers and their respective representatives, agents, partners, affiliates, officers and directors in accordance with the indemnification provisions set forth in Appendix A, attached hereto and made part hereof.

8. No Liability. The Company agrees that neither CARTER nor any of its partners, affiliates, directors, agents, employees or controlling persons shall have any liability to the Company or any person asserting claims on behalf of or in right of the Company in connection with or as a result of either CARTER's engagement under this Agreement or any matter referred to in this Agreement, except to the extent that any losses, claims, damages, liabilities or expenses incurred by the Company are determined by a court of competent jurisdiction to have resulted solely from the gross negligence or willful misconduct of CARTER in performing the services that are the subject of this Agreement.

9. Independent Contractor. The parties hereto acknowledge and agree that the engagement of CARTER hereunder is not intended to confer rights upon any person (including shareholders, employees or creditors of CARTER) not a party hereto as against Company or its affiliates, or their respective directors, officers, employees or agents, successors or assigns. CARTER shall act as an independent contractor under this Agreement, and does not create any partnership, joint venture or other similar relationship between the Company and CARTER and any duties arising out of its engagement shall be owed solely to Company. CARTER shall have no authority to accept any order or to bind or obligate the Company in any way or to renew any debt or obligation for or on account of the Company without the Company's prior written consent. As an independent contractor, CARTER will be solely responsible for its income and all other applicable taxes. CARTER shall have no restrictions to on its ability to provide services to companies other than the Company, except as stated herein.

10. Severability. If any provision of this Agreement for any reason shall be held to be illegal, invalid or unenforceable, such illegality shall not affect any other provision of this Agreement and this Agreement shall be amended so as to enforce the illegal, invalid or unenforceable provision to the maximum extent permitted by applicable law, and the parties shall cooperate in good faith to further modify this Agreement so as to preserve to the maximum extent possible the intended benefits to be received by the parties hereto.

11. Publicity. With the Company's prior approval, which shall not be unreasonably withheld or delayed, CARTER may, at its own expense, place customary tombstone announcements or advertisements in financial newspapers and journals describing its services hereunder upon completion of the Placement.

12. Assignment; Benefit. Neither party hereto, without the explicit prior written consent of the other may assign this Agreement or, in whole or in part, the rights and obligations hereunder. The provisions of the Agreement will be binding upon and inure to the benefit of the parties hereto and then respective heirs, legal representatives, permitted successors and assigns.

13. Entire Agreement; Amendment; Waiver. This Agreement sets forth the entire understanding of the parties hereto with respect to the transactions contemplated hereby and supersedes any prior or contemporaneous communications, understandings, arrangements, discussions and agreements between the parties hereto concerning the subject matter herein. No change, amendment or supplement to, or waiver of this Agreement will be valid or of any effect, except by the written agreement of the parties hereto. The waiver of any particular condition, precedent, or provision provided by this Agreement will not constitute the waiver of any other.

14. Governing Law. This agreement shall be governed by and construed in accordance with the laws of the state of New York applicable to contracts executed and to be wholly performed therein without giving effect to

its conflicts of laws principles of rules. This letter, including Appendix A, constitutes the entire understanding of the parties with respect to the subject matter hereof and may not be altered or amended except in writing signed by both parties. This Agreement shall be deemed to have been made and delivered in New York City and shall be governed as to validity, interpretation, construction, affect and in all other respects by the internal laws of the State of New York. The Company (1) agrees that any legal suit, action or proceeding arising out of or relating to this letter shall be instituted exclusively in New York State Supreme Court, County of New York, or in the United States District Court for the Southern District of New York, (2) waives any objection which the Company may have now or hereafter to the venue of any such suit, action or proceeding, and (3) irrevocably consents to the jurisdiction of the New York State Supreme Court, County of New York, and the United States District Court for the Southern District of New York in any such suit, action or proceeding. The Company further agrees to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in the New York State Supreme Court, County of New York, or in the United States District Court for the Southern District of New York and agrees that service and process upon the Company mailed by certified mailto the Company's address shall be deemed in every respect affective service of process upon the Company, in any suit action or proceeding. THE PARTIES HERETO AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY DOCUMENT OR AGREEMENT CONTEMPLATED HEREBY.

15. Representations. Each party hereto represents, warrants and covenants to the other party that:

(a) it has the power and authority to enter into this Agreement and to perform its respective obligations hereunder.

(b) this Agreement has been duly authorized, executed and delivered and constitutes the legal, valid and binding obligation of such party, enforceable against it in accordance with its terms.

(c) the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not result in any violation of, or be in conflict with, or constitute a default under, any agreement or instrument to which such party is a party or by which its properties are bound, or any judgment, decree, order, statute, rule or regulation applicable to such party.

16. Counterparts. This Agreement may be executed in one or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a ".pdf" format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or ".pdf" signature page were an original thereof.

17. Notices. Any notice, consent or other communication given pursuant to this Agreement shall be in writing and shall be effective when (i) delivered personally, (ii) sent by telex or telecopier (with receipt confirmed), provided that a copy is mailed registered mail, return receipt requested, or (iii) when received by the addressee, if sent by Express Mail, Federal Express or other express delivery service (receipt requested), in each case to the appropriate addressee set forth below:

If to CARTER: Carter Securities LLC
767 Third Avenue, 27th flr
New York, NY 10017

Attention: John C. Lipman, Chairman
Phone: 212.989-6899

If to the Company: Advaxis, Inc.
675 US Highway One
Suite B 113
North Brunswick, NJ 08902
Attention: Tom Moore, President & Chief Executive Officer
Phone: (617) 551-4092

[SIGNATURE PAGE FOLLOWS]

If the foregoing correctly sets forth your understanding, please so indicate by signing and returning to us the enclosed copy of this letter.

Sincerely,

Carter Securities LLC

By: [signature] Aug 23, 2007
John C. Lipman
Chairman

Intending to be legally bound the foregoing
Is Confirmed and Agreed to by:

Advaxis Inc.

By: [signature]
Tom Moore
President and CEO

Date: Aug 23, 2007

APPENDIX A
INDEMNIFICATION

The Company agrees to indemnify and hold harmless CARTER, its selected dealers and their respective affiliates (as defined in Rule 405 under the Securities Act of 1933, as amended) and their respective directors, officers, employees, agents and controlling persons (CARTER and each such person being an "Indemnified Party") from and against all losses, claims, damages and liabilities (or actions, including shareholder actions, in respect thereof), joint or several, to which such Indemnified Party may become subject under any applicable federal or state law, or otherwise, which are related to or result from the performance by CARTER of the services contemplated by, or the engagement of CARTER pursuant to, this Agreement and will promptly reimburse any Indemnified Party for all reasonable expenses (including reasonable counsel fees and expenses) as they are incurred in connection with the investigation of, preparation for or defense arising from any threatened or pending claim, whether or not such Indemnified Party is a party and whether or not such claim, action or proceeding is initiated or brought by the Company. The Company will not be liable to any Indemnified Party under the foregoing indemnification and reimbursement provisions, (i) for any settlement by an Indemnified Party effected without its prior written consent (not to be unreasonably withheld); or (ii) to the extent that any loss, claim, damage or liability is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted solely from CARTER's willful misconduct or gross negligence. The Company also agrees that no Indemnified Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company or it security holders or creditors related to or arising out of the engagement of CARTER pursuant to, or the performance by CARTER of the services contemplated by, this Agreement except to the extent that any loss, claim, damage or liability is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted solely from CARTER's willful misconduct or gross negligence.

Promptly after receipt by an Indemnified Party of notice of any intention or threat to commence an action, suit or proceeding or notice of the commencement of any action, suit or proceeding, such Indemnified Party will, if a claim in respect thereof is to be made against the Company pursuant hereto, promptly notify the company in writing of the same. In case any such action is brought against any Indemnified Party and such Indemnified Party notifies the Company of the commencement thereof, the Company may elect to assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Party, and an Indemnified Party may employ counsel to participate in the defense of any such action provided, that the employment of such counsel shall be at the Indemnified Party's own expense, unless (i) the employment of such counsel has been authorized in writing by the Company, (ii) the Indemnified Party has reasonably concluded (based upon advice of counsel to the Indemnified Party) that there may be legal defenses available to it or other Indemnified Parties that are different from or in addition to those available to the Company, or that a conflict or potential conflict exists (based upon advice of counsel to the Indemnified Party) between the Indemnified Party and the Company that makes it impossible or inadvisable for counsel to the Indemnifying Party to conduct the defense of both The Company and the Indemnified Party (in which case the Company will not have the right to direct the defense of such action on behalf of the Indemnified Party), or (iii) the Company has not in fact employed counsel reasonably satisfactory to the Indemnified Party to assume the defense of such action within a reasonable time after receiving notice of the action, suit or proceeding, in each of which cases the reasonable fees, disbursements and other charges of such counsel will be at the expense of the Company; provided, further, that in no event shall the Company be required to pay fees and expenses for more than one firm of attorneys representing Indemnified Parties unless the defense of one Indemnified Party is unique or separate from that of another Indemnified party subject to the same claim or action. Any failure or delay by an Indemnified Party to give the notice referred to in this paragraph shall not affect such Indemnified Party's right to be indemnified hereunder, except to the extent that such failure or delay causes actual harm to the Company, or prejudices its ability to defend such action, suit or proceeding on behalf of such Indemnified Party.

If the indemnification provided for in this Agreement is for any reason held unenforceable by an Indemnified Party, the Company agrees to contribute to the losses, claims, damages and liabilities for which such indemnification

is held unenforceable (i) in such proportion as is appropriate to reflect the relative benefits to the Company, on the one hand, and CARTER on the other hand, of the Offering as contemplated whether or not the Offering is consummated or, (ii) if (but only if) the allocation provided for in clause (i) is for any reason unenforceable, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but any other relevant equitable considerations. The Company agrees that for the purposes of this paragraph the relative benefits to the Company and CARTER of the Offering as contemplated shall be deemed to be in the same proportion that the total value received or contemplated to be received by the Company or its shareholders, as the case may be, as a result of or in connection with the Offering bear to the fees paid or to be paid to CARTER under this Agreement. Notwithstanding the foregoing, the Company expressly aggress that CARTER shall not be required to contribute any amount in excess of the amount by which fees paid CARTER hereunder (excluding reimbursable expenses), exceeds the amount of any damages which CARTER has otherwise been required to pay.

The Company aggress that without CARTER's prior written consent, which shall not be unreasonably withheld, it will not settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding in respect of which indemnification could be sought under the indemnification provisions of this Agreement (in which CARTER or any other Indemnified Party is an actual or potential party to such claim, action or proceeding), unless such settlement, compromise or consent includes an unconditional release of each Indemnified Party from all liability arising out of such claim, action or proceeding.

In the event that an Indemnified Party is requested or required to appear as a witness in any action brought by or on behalf of or against the Company in which such Indemnified Party is not named as a defendant, the Company agrees to promptly reimburse CARTER on a monthly basis for all expenses incurred by it in connection with such Indemnified Party's appearing and preparing to appear as such a witness, including, without limitation, the reasonable fees and disbursements of its legal counsel.

If multiple claims are brought with respect to at least one of which indemnification is permitted under applicable law and provided for under this Agreement, the Company agrees that any judgment of arbitrate award shall be conclusively deemed to be based on claims as to which indemnification is permitted and provided for, except to the extent the judgment or arbitrate award expressly states that it, or any portion thereof, is based solely on a claim as to which indemnification is not available.